Exhibit 99.1

AEON Biopharma and Priveterra Acquisition Corp. Announce Filing of S-4 Registration Statement for Proposed Business Combination

IRVINE, Calif., December 27, 2022 - AEON Biopharma, Inc. (“AEON” or the “Company”), a clinical-stage biopharmaceutical company developing a proprietary botulinum toxin for the treatment of multiple debilitating medical conditions, and Priveterra Acquisition Corp., (Nasdaq: PMGM) (Priveterra), a special purpose acquisition company, today announced the filing of Form S-4 Registration Statement (“S-4”) with the U.S. Securities and Exchange Commission (“SEC”) regarding the recently announced business combination between the two companies.

To learn more about AEON and the development of its uniquely positioned therapeutic neurotoxin, visit www.aeonbiopharma.com.

About AEON Biopharma

AEON is a clinical stage biopharmaceutical company focused on developing ABP-450 (prabotulinumtoxinA) injection for the treatment of debilitating medical conditions with an initial focus on the neurology and gastroenterology markets. The Company is dedicated to innovation in the rapidly expanding therapeutic botulinum toxin market and believes its therapeutic-only focus will allow AEON to advance safe and effective treatment options to patients, while delivering differentiated economics to payors and physicians. The Company continues to evaluate additional therapeutic indications for development based on a comprehensive product assessment process designed to identify those indications where it believes ABP-450 can attain clinical, regulatory, and commercial success. More information about AEON can be found at www.aeonbiopharma.com.

Pending Merger with Priveterra Acquisition Corp.

On December 13, 2022, AEON and Priveterra, a special purpose acquisition company (SPAC), announced entering into a definitive business combination agreement relating to a business combination that would result in AEON becoming a public company upon the closing of the proposed merger. The Boards of Directors of both AEON and Priveterra have approved the proposed merger, which is expected to close in the first half of 2023, subject to the approval by Priveterra’s shareholders and the satisfaction or waiver of certain other customary closing conditions.

About Priveterra Acquisition Corp.

Priveterra Acquisition Corp. (NASDAQ: PMGM) is a blank-check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses in life sciences. Priveterra is sponsored by Robert Palmisano and Priveterra Capital, LLC.

Important Information About the Proposed Business Combination and Where to Find It

This document relates to a proposed transaction between AEON and Priveterra. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Priveterra has filed a registration statement on Form S-4 that will include a proxy statement of Priveterra, a consent solicitation statement of AEON and a prospectus of Priveterra. The proxy statement/consent solicitation statement/prospectus will be sent to all Priveterra and AEON stockholders. Priveterra also will file other documents regarding the proposed transaction with the U.S. Securities and Exchange Commission (the “SEC”). Before making any voting decision, investors and security holders of Priveterra and AEON are urged to read the registration statement, the proxy statement/consent solicitation statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement/consent solicitation statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Priveterra through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

Priveterra and AEON and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Priveterra’s stockholders in connection with the proposed transaction. Information about Priveterra’s directors and executive officers and their ownership of Priveterra’s securities is set forth in Priveterra’s filings with the SEC. To the extent that holdings of Priveterra’s securities have changed since the amounts printed in Priveterra’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between AEON Biopharma, Inc. (“AEON”) and Priveterra Acquisition Corp. (“Priveterra”), including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the products developed by AEON and the markets in which it operates, any statements about current or planned clinical trials or related milestones, any statements of expectation or belief regarding future events, potential markets or market size, or technology developments, AEON’s projected future results, and any statements of assumptions underlying any of the items mentioned. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Priveterra’s securities, (ii) the risk that the transaction may not be completed by Priveterra’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Priveterra, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the agreement and plan of merger by the shareholders of Priveterra and AEON, the satisfaction of the minimum trust account amount following redemptions by Priveterra’s public shareholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement, (vi) the effect of the announcement or pendency of the transaction on AEON’s business relationships, performance, and business generally, (vii) risks that the proposed transaction disrupts current plans of AEON and potential difficulties in AEON employee retention as a result of the proposed transaction, (viii) the outcome of any legal proceedings that may be instituted against AEON or against Priveterra related to the business combination agreement or the proposed transaction, (ix) the ability to maintain the listing of Priveterra’s securities on the NASDAQ Exchange, (x) volatility in the price of Priveterra’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which AEON plans to operate, variations in performance across competitors, changes in laws and regulations affecting AEON’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xii) the risk of downturns in the highly competitive pharmaceutical industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Priveterra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4 and proxy statement/prospectus referenced above and other documents filed by Priveterra from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AEON and Priveterra assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither AEON nor Priveterra gives any assurance that either AEON or Priveterra will achieve its expectations.

Contacts

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com

Media Contact:
Harrison Wong
Westwicke
203-682-8332
Harrison.Wong@westwicke.com